EXHIBIT 99.3

THIS AMENDMENT NO. 1 TO TRANSACTION AGREEMENT (this “Agreement”) dated as of November 1, 2021

BY AND AMONG

1.	GE IRELAND USD HOLDINGS ULC, a private unlimited company incorporated under the laws of Ireland with registration number 568854 (the “Existing Ireland Shareholder 1”);

2.	GE FINANCIAL HOLDINGS ULC, a private unlimited company incorporated under the laws of Ireland with registration number 383420 (the “Existing Ireland Shareholder 2” and, together with Existing Ireland Shareholder 1, the “Existing Ireland Shareholders”);

3.	GE CAPITAL US HOLDINGS, INC., a Delaware corporation (the “Existing U.S. Shareholder” and, collectively with the Existing Ireland Shareholders, the “Existing Shareholders”);

4.	GENERAL ELECTRIC COMPANY, a New York corporation (the “Parent”);

5.	AERCAP HOLDINGS N.V., a Netherlands public limited liability company (“AerCap”);

6.	AERCAP US AVIATION LLC, a Delaware limited liability company (the “U.S. Purchaser”);

7.	AERCAP IRELAND CAPITAL DAC, a designated activity company with limited liability, incorporated under the laws of Ireland with registered number 535682 (“AIC DAC”); and

8.	AERCAP AVIATION LEASING LIMITED, a private company limited by shares incorporated under the laws of Ireland with registered number 689205 (the “Ireland Subscriber” and, together with the U.S. Purchaser and AIC DAC, the “AerCap Entities”).

BACKGROUND

(A)	The Existing Shareholders, the Parent, AerCap, the U.S. Purchaser and the Ireland Subscriber (the “Parties”) are each party to that certain Transaction Agreement, dated as of March 9, 2021 (the “Transaction Agreement”);

(B)	Pursuant to clause 28 of the Transaction Agreement, the Transaction Agreement may be amended, supplemented or modified by a written instrument signed by all the Parties; and

(C)	The Parties desire to amend the Transaction Agreement as provided below.

NOW IT IS AGREED as follows:

1.	Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Transaction Agreement.

2.	Numbered items 6 and 7 of the preamble are hereby deleted in their entirety and replaced by the following numbered items 6, 7 and 8:

“6. AERCAP US AVIATION LLC, a Delaware limited liability company (the “U.S. Purchaser”);

7. AERCAP IRELAND CAPITAL DAC, a designated activity company with limited liability, incorporated under the laws of Ireland with registered number 535682 (“AIC DAC”); and

8. AERCAP AVIATION LEASING LIMITED, a private company limited by shares incorporated under the laws of Ireland with registered number 689205 (the “Ireland Subscriber” and, together with the U.S. Purchaser and AIC DAC, the “AerCap Entities”).”

3.	Clause (B)(ii) of the Background is hereby deleted in its entirety and replaced by the following:

“(ii) the Ireland Companies have agreed to issue the New Ireland Company Notes and AIC DAC has agreed to subscribe for the New Ireland Company Notes, the proceeds of which will be used to repay in full the Specified Ireland Company Intercompany Accounts,”

4.	The definition of “New Ireland Company 1 Shares” in clause 1.1 is hereby deleted in its entirety and replaced by the following:

““New Ireland Company 1 Shares” means the new A ordinary shares of US$1.00 each and B ordinary shares of US$1.00 each in the capital of Ireland Company 1 to be subscribed for in cash by the Ireland Subscriber at Completion.”

5.	The definition of “Owner Trustee” in clause 1.1 is hereby deleted in its entirety and replaced by the following:

““Owner Trustee” means an owner trustee that is either (i) a U.S. Citizen and that is Wilmington Trust, Wells Fargo, Bank of Utah, U.S. Bank, Bank of New York Mellon, UMB Bank or Deutsche Bank (a “US Owner Trustee”) or (ii) an Irish trustee and that is Wilmington Trust (an “Irish Owner Trustee”) or, in either case, another person reasonably acceptable to the Existing Shareholders after consultation with the AerCap Entities.”

6.	The words “the Ireland Subscriber” in clause 2.1(a)(i) are hereby deleted and replaced by the words “AIC DAC”.

7.	Clause 2.3 is hereby deleted in its entirety and replaced by the following:

“The aggregate amount payable by the AerCap Entities for (a) the purchase of the U.S. Company Membership Interests, the Ireland Company 2 Shares and the Ireland Company 3 Shares, (b) the subscription for the New Ireland Company 1 Shares, (c) the subscription for the New Ireland Company Notes, (d) the purchase of the Transferred Assets and (e) the purchase of fifty percent (50%) of the outstanding shares in SES (the “SES Shares”) pursuant to Schedule 4.14 of the Disclosure Letter and that certain Agreement for the Sale and Purchase of Shares in Shannon Engine Support Limited, dated as of September 30, 2021, by and among ESH, AerCap Aero Engines Limited, Safran Aircraft Engines, AerCap, the Parent and CFMI (as amended, supplemented or otherwise modified from time to time, the “SES Agreement”) shall be (x) 111,500,000 AerCap Ordinary Shares (the “Stock Consideration”), (y) an amount in cash equal to the Base Cash Consideration, as adjusted pursuant to clauses 2.4 and 2.5 (as so adjusted, the “Cash Consideration”), and (z) the AerCap Notes in the aggregate principal amount of up to one billion U.S. dollars (US$1,000,000,000) on and subject to the terms set forth in clause 2.7 (provided that, if AerCap elects to pay cash in lieu of all or any portion of the AerCap Notes, any difference between one billion U.S. dollars and the aggregate principal amount of AerCap Notes issued will be paid in cash) (the AerCap Notes (and any cash paid in lieu of all or any portion thereof), together with the Cash Consideration and the Stock Consideration, the “Consideration”). For the avoidance of doubt, the amount of the Cash Consideration set forth on Schedule 7 shall be paid by AerCap pursuant to the SES Agreement for the purchase of the SES Shares.”

8.	The words “(the “Preparation Period”)” are hereby inserted after the first instance of the words “Completion Date” in clause 2.5(a).

9.	Clause 2.5(b) is hereby deleted in its entirety and replaced by the following:

(b) “AerCap shall have ninety (90) days (the “Review Period”) after the Parent’s delivery of the Proposed Final Completion Statement to review the same. In connection with this clause 2.5, during the Preparation Period, the Review Period and the Resolution Period, each of the Parent, AerCap and their respective Representatives shall reasonably cooperate with and make available to each other for review such of the Books and Records of the Parent and its Affiliates and the Company Group, as applicable, as are reasonably necessary in connection with the preparation, review and analysis of the Proposed Final Completion Statement and the resolution of any disputes thereunder, and the Parent and AerCap shall reasonably promptly make available the individuals in the employ of the Parent, the Company Group and their respective Subsidiaries as well as Representatives of the respective independent accountants of the Parent and the Business responsible for and knowledgeable about the information used in, and the preparation of, the Proposed Final Completion Statement, to respond to the reasonable inquiries of, or requests for information by, the Parent, AerCap or their respective Representatives (as applicable) subject, in the case of Business’s and the Parent’s accountants, to the execution of customary release letters.”

10.	The reference to “clause 2.5(c)” in clause 2.5(c) is hereby deleted and replaced by a reference to “clause 2.5”.

11.	Clause 3.1(c) is hereby deleted in its entirety and replaced by the following:

(c) “the title to, and registration with the FAA of, each aircraft (i) (x) title to which was, as of the Lease Disclosure Date, owned directly by a Company Group Member or (y) that is acquired by a Company Group Member after such date and (ii) that, immediately prior to Completion, is beneficially owned by a Company Group Member and registered with the FAA (each such aircraft, an “FAA Aircraft”), being held by, and registered with the FAA in the name of:

(i) a U.S. Owner Trustee, in each case, for the benefit of the applicable Company Group Member:

1. under a trust agreement between the U.S. Owner Trustee and the applicable Company Group Member, as owner participant, in substantially the form of a trust agreement as shall have been approved (at the time of registration) by the Aeronautical Center Counsel for use with a non-citizen trust; or

2. where the voting rights, membership interests or other ownership interest in the applicable Company Group Member are held, directly or indirectly, by a U.S. Owner Trustee for the benefit of another Company Group Member under a trust agreement between the U.S. Owner Trustee and such other Company Group Member in substantially the form of a trust agreement as shall have been approved (at the time of registration) by the Aeronautical Center Counsel for use with a non-citizen trust of such nature;

(ii) a U.S. limited liability company, corporation or other entity the voting rights, membership interests or other ownership interest in which are held by a U.S. Owner Trustee, in each case, for the benefit of the applicable Company Group Member under a trust agreement between the U.S. Owner Trustee and the applicable Company Group Member in substantially the form of a trust agreement as shall have been approved (at the time of registration) by the Aeronautical Center Counsel for use with a non-citizen trust of such nature;

(iii) a Delaware statutory trust for the benefit of the applicable Company Group Member where the membership interests in the applicable Company Group Member are held, directly or indirectly, by a U.S. Owner Trustee for the benefit of another Company Group Member under a trust agreement between the U.S. Owner Trustee and such other Company Group Member in substantially the form of a trust agreement as shall have been approved by the Aeronautical Center Counsel for use with a non-citizen trust of such nature; or

(iv) in the case of an FAA Aircraft which is subject to a finance lease, the lessee of such FAA Aircraft;”

12.	In each instance in which it appears in clause 11.14, the term “Specified Ireland Company 1 Intercompany Accounts” is hereby deleted and replaced with the term “Specified Ireland Company Intercompany Accounts.”

13.	Clause 11.15(a) is hereby deleted in its entirety and replaced by the following:

“11.15(a) From and after the Completion Date, the Company Group Members shall cease to be in any manner insured by, entitled to any benefits or coverage under or entitled to seek benefits or coverage from or under any Insurance Policies other than (i) any Insurance Policy issued exclusively in the name and for the benefit of any Company Group Member (except for any such Insurance Policy which forms a part of a fronted, or equivalent, insurance program for which any Retained Group Member retains funding responsibility); (ii) with respect to any incident reported under the relevant Insurance Policies prior to the Completion Date; (iii) with respect to any incident reported under the Available Insurance Policies within a one (1)-year period concluding on the first anniversary of the Completion Date, but solely for such incidents that took place prior to the Completion Date; or (iv) the Parent’s Manufacturer’s Comprehensive Aviation insurance program effective October 16, 2021, including all predecessor policies of which the policies in this program are a renewal thereof, but solely with regard to the Coverage A, Bodily Injury and Property Damage Liability Contingent Coverage, and Coverage G, Physical Damage to Scheduled Property, Contingent Coverage, and solely with respect to occurrences that take place prior to the Completion, and excepting all other coverages including the Technical Records and Repossession Expenses coverages to which the Company Group Members shall cease to have access, in each case under clauses (i) through (iv) above subject to the terms and conditions of the relevant Insurance Policies and this Agreement, and except to the extent otherwise mandated by Law. For the avoidance of doubt, there shall be no benefits or coverage under the foregoing clause (iii) for incidents that take place after the Completion Date even if they are related to other similar incidents that took place prior to the Completion Date. From and after Completion, the Company Group Members shall procure all contractual and statutorily obligated insurance in respect of the Company Group Members.”

14.	Clause 11.19 is hereby deleted in its entirety and replaced by the following:

“11.19 The parties hereby agree to the terms set forth on Schedule 11.19 of the Disclosure Letter.”

15.	The following clause 12.7 is hereby inserted immediately after clause 12.6:

“12.7 The parties shall, and shall cause their respective Affiliates to, comply with the provisions of Schedule 12.7 of the Disclosure Letter.”

16.	The first two (2) sentences of clause 16.2 are hereby deleted in their entirety and replaced by the following:

“16.2 On or before the Completion Date, AerCap and the Parent shall agree on an allocation of the Consideration among the Equity Interests, the New Ireland Company Notes, the Transferred Assets, and the SES Shares in accordance with the principles set forth on Schedule 6 (the “Consideration Allocation”) and in a manner consistent with the SES Agreement. In addition, AerCap shall prepare and deliver to the Parent (i) a schedule (the “Asset Allocation Schedule”) allocating the allocable portion of the Consideration (or other amounts treated as purchase price for U.S. federal Income Tax purposes), consistent with the Consideration Allocation, among (w) the assets of U.S. Company and the assets of any Company Group Member that is treated as an entity disregarded from U.S. Company, (x) the assets of Ireland Company 1, Ireland Company 2 and Ireland Company 3 and the assets of any Company Group Member that is treated as an entity disregarded from Ireland Company 1, (y) the Transferred Assets, and (z) the SES Shares, if required, and (ii) IRS Forms 8883 and a Schedule allocating the “aggregate deemed sale price,” as defined in Treasury Regulation Section 1.338-4, for each Company Group Member with respect to which a Section 338 election is made pursuant to clause 16.1, among the assets of the affected Company Group Member (each a “Section 338 Allocation Schedule”), in each case, at least sixty (60) days prior to the date such IRS Forms 8883 are required to be filed with the IRS.”

17.	Clauses 20.1(a), (b), and (d) are hereby deleted in their entirety and replaced as follows, respectively:

(a)	“if to the Parent:

General Electric Company
5 Necco Street
Boston, Massachusetts 02210
	Attention:	Senior Counsel, Mergers & Acquisitions
	E-mail:	ma.transaction@ge.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
United States of America
	Attention:	Scott A. Barshay
Steven J. Williams
	Email:	sbarshay@paulweiss.com
swilliams@paulweiss.com

(b)	if to the Existing Shareholders:

c/o General Electric Company
5 Necco Street
Boston, Massachusetts 02210
	Attention:	Senior Counsel, Mergers & Acquisitions
	E-mail:	ma.transaction@ge.com

with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
United States of America
	Attention:	Scott A. Barshay
Steven J. Williams
	Email:	sbarshay@paulweiss.com
swilliams@paulweiss.com

(d)	if to the Ireland Subscriber or AIC DAC:

AerCap Aviation Leasing Limited
AerCap House
65 St. Stephen’s Green
Dublin D02 YX20
Ireland
Attention: General Counsel
Email: VDrouillard@aercap.com

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
	Attention:	Mark I. Greene
O. Keith Hallam, III
G.J. Ligelis Jr.
	Email:	MGreene@cravath.com
KHallam@cravath.com
GLigelisJr@cravath.com”

18.	Schedule 11.19 of the Disclosure Letter is hereby deleted in its entirety and replaced by the Schedule 11.19 attached hereto.

19.	A new Schedule 12.7 of the Disclosure Letter is hereby added and is attached hereto as Schedule 12.7.

20.	Schedule 3 is hereby deleted in its entirety and replaced by the Schedule 3 attached hereto.

21.	Schedule 6 is hereby deleted in its entirety and replaced by the Schedule 6 attached hereto.

22.	A new Schedule 7 is hereby added and is attached hereto as Schedule 7.

23.	Except as expressly set forth in this Amendment, nothing contained herein is intended to or shall be deemed to limit, restrict, modify, alter, amend or otherwise change in any manner the rights and obligations of the parties under the Transaction Agreement. Clauses 17, 22, 25, 26, 27, 28, 29, 30, 32, 33 and 34 of the Transaction Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment as of the date and year set forth above.

GE IRELAND USD HOLDINGS ULC

By:	/s/ Robert Holmes
Name: Robert Holmes
Title: Director

GE CAPITAL US HOLDINGS, INC.

By:	/s/ Robert M. Giglietti
Name: Robert M. Giglietti
Title: Senior Vice President & CFO

GE FINANCIAL HOLDINGS ULC

By:	/s/ Robert Holmes
Name: Robert Holmes
Title: Director

GENERAL ELECTRIC COMPANY

By:	/s/ Robert M. Giglietti
Name: Robert M. Giglietti
Title: Vice President

[Signature Page to Amendment No. 1 to Transaction Agreement]

AERCAP HOLDINGS N.V.

By:	/s/ Peter Juhas
Name: Peter Juhas
Title: Authorised Signatory

By:	/s/ Risteard Sheridan
Name: Risteard Sheridan
Title: Authorised Signatory

AERCAP US AVIATION LLC

By:	/s/ Patrick Ross
Name: Patrick Ross
Title: Vice President

AERCAP AVIATION LEASING LIMITED

By:	/s/ Emma Hehir
Name: Emma Hehir
Title: Attorney

AERCAP IRELAND CAPITAL DAC

By:	/s/ Emma Hehir
Name: Emma Hehir
Title: Attorney

[Signature Page to Amendment No. 1 to Transaction Agreement]